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Exhibit 10.24

                                F5 NETWORKS, INC.

                                 JEFF PANCOTTINE
                   SR. VP OF MARKETING & BUSINESS DEVELOPMENT
                             2003 COMPENSATION PLAN

COMPENSATION CATEGORIES

The total compensation package is designed to provide the SR. VP of Marketing & Business Development $467,460 in annual income, plus upside earnings potential, according to the following categories:

1. ANNUAL BASE SALARY: Compensation for managing the efforts of the Marketing and Business Development teams. $292,300 payable bi-weekly in arrears.

2. INCENTIVE COMPENSATION: Offered to the Sr. VP of Marketing & Business Development for leading his team to meet their objectives. 50% of the incentive compensation will be based on successfully achieving each quarterly revenue goal. The other 50% of the incentive compensation will be based on achieving each quarterly EBITDA goal. Target annual income from incentive compensation is $175,160 at plan (60% of base salary), plus significant upside for exceeding goals.

PAYMENT TERMS

The incentive compensation will be paid linearly above 80% of targeted goals. (i.e.: 80% of the possible incentive compensation will be paid for revenues at 80% of goal, 90% is paid for revenues at 90% of goal.) There is no limit, however both goals must hit 100% for the accelerator to apply. No incentive compensation will be paid for results less than 80% of goals. If earned, payments will be made quarterly.

EFFECTIVE DATE AND TERM

This plan shall take effect on October 1, 2002 and shall remain in effect until September 30, 2003.

TERMINATION

If the Sr. VP of Marketing & Business Development's employment terminates prior to the end of the fiscal 2003, he will be eligible to receive incentive compensation payments only through the end of the last full quarter employed.

NOTICES

F5 Networks reserves the right to change, alter or cancel any provision contained within this plan upon written notice to the Sr. VP of Marketing & Business Development. Nothing in this plan is intended to grant a right to employment for any specific term.

AMIGUITIES AND INCONSISTENCIES

This plan has been carefully considered and is meant to be reasonable and complete. When circumstances occur which require special interpretation, however, it shall be the responsibility of the CEO and the Compensation Committee to determine the intent of the plan and to render a judgment, which is fair to both the Sr. VP of Marketing & Business Development, and the company.

ACCEPTANCE OF PLAN AND CONDITIONS

/s/ John McAdam               /s/ Jeff Pancottine
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John McAdam                   Jeff Pancottine
CEO and President             Sr. VP of Marketing & Business Development

November 12, 2002              November 12, 2002
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Date                          Date